                   Report of Independent Auditors on Schedules





The Board of Directors and Stockholder
American Equity Investment Life Insurance Company


We have audited the balance sheets of American Equity Investment Life Insurance Company as of December 31, 2000 and 1999, and the related statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2000, and have issued our report thereon dated March 2, 2001 (included elsewhere in this Form N-4). Our audits also included the financial statement schedules listed in Item 24(a)(2) of this Form N-4. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                             /s/ Ernst & Young, LLP

Des Moines, Iowa
March 2, 2001

                                   Schedule I

                       Summary of Investments - Other Than

                         Investments in Related Parties

                American Equity Investment Life Insurance Company

                                December 31, 2000

                                                                                                 Amount at Which
                                                                                                    Shown in
              Type of Investment                           Cost (1)              Value            Balance Sheet
------------------------------------------------       --------------       --------------       ---------------
 Fixed maturity securities
      Available for sale
          United States Government and agencies        $1,052,192,282       $1,038,150,594       $1,038,150,594

          State, municipal and other governments            4,874,315            4,884,000            4,884,000
          Public utilities                                 12,191,426           11,199,890           11,199,890
          Corporate securities                            327,953,623          295,801,316          295,801,316
          Redeemable preferred stocks                       9,240,340            8,515,000            8,515,000
          Mortgage and asset-backed securities            116,924,405          116,009,118          116,009,118
                                                       --------------       --------------       --------------
                                                        1,523,376,391        1,474,559,918        1,474,559,918

     Held for investment
          United States Government and agencies           353,808,058          293,310,500          353,808,058
          Redeemable preferred stocks                      38,627,211           36,225,847           38,627,211
                                                       --------------       --------------       --------------
                                                          392,435,269          329,536,347          392,435,269
                                                       --------------       --------------       --------------
          Total fixed maturity securities               1,915,811,660       $1,804,096,265        1,866,995,187
                                                                            ==============
Equity securities
     Non-redeemable preferred stocks                        6,850,000            5,845,000            5,845,000
     Common stocks                                            384,750              626,430              626,430
                                                       --------------       --------------       --------------
          Total equity securities                           7,234,750       $    6,471,430            6,471,430
                                                                            ==============
Derivative instruments                                     34,707,037                                34,707,037
Policy loans                                                  263,955                                   263,955
Short-term investments                                    152,474,940                               152,474,940
                                                       --------------                            --------------
          Total investments                            $2,110,492,342                            $2,060,912,549
                                                       ==============                            ==============

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturity securities and derivative instruments.

                                  Schedule III

                       Supplementary Insurance Information

                American Equity Investment Life InsuranceCompany

                                December 31, 2000

                                                 Future Policy
                              Deferred            Benefits,                          Other Policy
                               Policy           Losses, Claims                        Claims and            Insurance
                            Acquisition            and Loss         Unearned           Benefits             Premiums
           Segment             Costs               Expenses         Premiums            Payable            and Charges
-----------------------------------------------------------------------------------------------------------------------
Year ended
 December 31, 2000
  Life insurance           $ 289,609,073       $2,099,915,329     $         +        $16,669,132          $19,371,915

Year ended
 December 31, 1999
  Life insurance             178,800,329        1,358,875,848               +         11,553,574           13,746,532

Year ended
 December 31, 1998
  Life insurance              57,103,449          541,082,179               +          6,315,598           11,170,655

                                                                  Amortization
                                                   Benefits,      of Deferred
                                                Claims, Losses       Policy             Other
                           Net Investment      and Settlement     Acquisition         Operating             Premiums
           Segment             Income             Expenses           Costs             Expenses             Written
-----------------------------------------------------------------------------------------------------------------------
Year ended
 December 31, 2000
  Life insurance           $  83,913,612       $   65,256,499     $ 8,573,844        $25,166,103          $         +

Year ended
 December 31, 1999
  Life insurance              62,917,023           48,958,790       7,062,467         19,807,437                    +

Year ended
 December 31, 1998
  Life insurance              26,235,923           21,922,805       2,019,560         11,569,020                    +

                                   Schedule IV

                                   Reinsurance

                 American Equity Investment Life Holding Company

                                                           Ceded to         Assumed from                          Percentage of
                                           Gross             Other             Other                             Amount Assumed
          Segment                          Amount          Companies         Companies         Net Amount            to Net

---------------------------------      --------------     ------------     --------------    --------------      --------------
December 31, 2000
   Life insurance in force             $2,365,190,000     $171,704,000     $  161,793,000    $2,355,279,000               6.87%
                                       ==============     ============     ==============    ==============      ==============

Insurance premiums and
   other considerations
      Annuity and single premium
       universal life  product         $    8,338,179     $          +     $            +     $   8,338,179                  -%
        charges
      Traditional life insurance
       and accident and health              8,600,378          182,185          2,615,543        11,033,736               23.7%
       insurance premiums
                                       --------------     ------------     --------------    --------------      --------------
                                       $   16,938,557     $    182,185     $    2,615,543    $   19,371,915               13.5%
                                       ==============     ============     ==============    ==============      ==============

December 31, 1999
   Life insurance in force             $1,555,677,000     $  1,268,000     $  990,516,000    $2,544,925,000               38.9%
                                       ==============     ============     ==============    ==============      ==============

  Insurance premiums and
    other considerations
      Annuity and single premium
      universal life  product          $    3,452,095     $          +     $            +    $    3,452,095                  -%
     charges
      Traditional life insurance
        and accident and health             7,444,448        1,110,871          3,960,860        10,294,437               38.5%
        insurance premiums
                                       --------------     ------------     --------------    --------------      --------------
                                       $   10,896,543     $  1,110,871     $    3,960,860    $   13,746,532               28.8%
                                       ==============     ============     ==============    ==============      ==============

December 31, 1998
Life insurance in force                $    1,407,000     $          +     $2,398,544,000    $2,399,951,000               99.9%
                                       ==============     ============     ==============    ==============      ==============
    Insurance premiums and
      other considerations
       Annuity product charges         $      642,547     $          +     $            +    $      642,547                 + %
       Traditional life insurance
          and accident and health              19,174          567,027         11,075,961        10,528,108              105.2%
insurance premiums
                                       --------------     ------------     --------------    --------------      --------------
                                       $      661,721     $    567,027     $   11,075,961    $   11,170,655               99.2%
                                       ==============     ============     ==============    ==============      ==============